UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/22/2010

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 29, 2009, Nutrisystem, Inc. (the "Company") filed a Form 8-K disclosing that Mr. Ian J. Berg, a member of the Company's board of directors (the "Board") and audit committee, passed away on December 23, 2009. On January 22, 2010, the Company received written notification (the "Notice") from The Nasdaq Stock Market ("Nasdaq") that the Company no longer complies with Nasdaq's audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the "Rule"). The Rule requires that the audit committee of the Board be composed of at least three independent directors. The Company intends to comply with Nasdaq's audit committee requirements as set forth in the Rule within the cure period provided by Nasdaq.

Pursuant to Nasdaq Listing Rule 5605(c)(4)(A), the Company has been provided with a cure period in order to regain compliance as follows:

*until the earlier of the Company's next annual shareholders' meeting or December 23, 2010; or

*if the next annual shareholders' meeting is held before June 21, 2010, then the Company must evidence compliance no later than June 21, 2010.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the Rule no later than this date. The Company intends to comply with Nasdaq's audit committee requirements as set forth in the Rule within the cure period provided by Nasdaq and will evidence such compliance to Nasdaq no later than this date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: January 29, 2010	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer